Exhibit 99.1

National & Retail Trades and First Call, Release: November 12, 2009 at 7:00 AM (EST)

KOHL'S CORPORATION REPORTS EARNINGS OF

$0.63 PER DILUTED SHARE FOR THIRD QUARTER OF FISCAL 2009

•

Net Income Increases 20 percent for Third Quarter

•

Management Raises Fiscal 2009 Sales and Earnings Guidance

MENOMONEE FALLS, WI … November 12/BUSINESS WIRE/Kohl’s Corporation (NYSE:KSS). Kohl’s Corporation today reported results for the quarter and year-to-date periods ended October 31, 2009.

Kohl’s Corporation reported net income for the quarter ended October 31, 2009 increased 20 percent to $193 million, or $0.63 per diluted share, compared to $160 million, or $0.52 per diluted share, a year ago.  Net sales were $4.1 billion, an increase of 6.5 percent for the quarter.  Comparable store sales for the quarter increased 2.4 percent.

For the nine months ended October 31, 2009, net income was $560 million, or $1.83 per diluted share, compared to $549 million, or $1.79 per diluted share, for the nine months ended November 1, 2008. Net sales increased 3.1 percent to $11.5 billion from $11.2 billion a year ago. Comparable store sales decreased 1.3 percent for the same period.

Kevin Mansell, Kohl’s chairman, president and chief executive officer, said, “We were pleased with our sales performance in the third quarter as we achieved a positive comparable sales increase in a very difficult environment.  In addition, we continue to experience improvement in inventory management and increased penetration in “Only at Kohl’s” brands that have led to increased cash flow and consistently improved gross margins. Our expense performance allowed us to enjoy significant leverage on the increased sales.  As we enter the fourth quarter, we will continue to focus on providing value for our customers as we expect them to continue to be conservative in their spending during this holiday season.”

Mansell added, “I am very proud of our associates and the role they played in these results and want to thank them for their hard work, loyalty and dedication in delivering on our promise to ‘expect great things’ from Kohl’s."

Expansion Update

During the first nine months of 2009, Kohl’s successfully opened 56 stores.  The Company ended the quarter with 1,059 stores in 49 states, compared with 1,004 stores in 48 states at the same time last year.  The Company completed 51 store remodels, compared to 36 stores last year.

Earnings Guidance

For the fourth quarter, the Company expects total sales to increase between 3 and 6 percent; comparable store sales to range between negative 1 and positive 2 percent; and gross margin as a percent of sales to increase 50 to 60 basis points over last year.  The Company expects selling, general and administrative expenses to increase between 4 and 5 percent. This would result in earnings per diluted share of $1.14 - $1.24 for the fourth quarter and $2.98 - $3.08 for fiscal 2009.

Third Quarter 2009 Earnings Conference Call

Investors will have an opportunity to listen to the third quarter earnings conference call at 8:30 AM EST on November 12 by dialing (706) 902-0486, using Conference ID 37529228.  A replay of the call will also be accessible beginning at 9:20 AM EST on November 12, until midnight EST on December 12, 2009. To listen to the replay, dial (706) 645-9291, and use Conference ID 37529228.

In addition, the call will be web cast live over the Internet through the Company's web site located at http://www.kohlscorporation.com/InvestorRelations/event-calendar.htm. To participate in the conference, register at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c =60706&eventID=2507481 at least ten minutes prior to the call to download and install any necessary audio software.  The web cast will be available for 30 days.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including guidance on the Company’s targeted sales and earnings.  Kohl's intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties, which could cause Kohl's actual results to differ materially from those anticipated by the forward-looking statements.  These risks and uncertainties include, but are not limited to, those described in Item 1A in Kohl’s Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Kohl's filings with the SEC.

About Kohl’s

Based in Menomonee Falls, Wis., Kohl’s (NYSE: KSS) is a family-focused, value-oriented specialty department store offering moderately priced, exclusive and national brand apparel, shoes, accessories, beauty and home products in an exciting shopping environment. Kohl’s operates 1,059 stores in 49 states. A company committed to the communities it serves, Kohl’s has raised more than $126 million for children’s initiatives nationwide through its Kohl’s Cares for Kids® philanthropic program, which operates under Kohl's Cares, LLC, a wholly-owned subsidiary of Kohl's Department Stores, Inc. For a list of store locations and information, or for the added convenience of shopping online, visit www.kohls.com.

Investor Relations:  Wes McDonald, Chief Financial Officer, (262) 703-1893

Media:  Vicki Shamion, Vice President – Public Relations, (262) 703-1464

Kohl's Corporation

(In Millions, except per share data)

(Unaudited)

Subject to Reclassification

	Three Months
	(13 Weeks) Ended
		% to		% to
	October 31,	Net	November 1,	Net
	2009	Sales	2008	Sales

Net sales	$ 4,051		$ 3,804
Cost of merchandise sold	2,512	62.0%	2,381	62.6%

Gross margin	1,539	38.0%	1,423	37.4%

Operating expenses:
Selling, general, and administrative	1,027	25.4%	982	25.8%
Depreciation and amortization	150	3.7%	135	3.6%
Preopening expenses	23	0.5%	21	0.5%

Operating income	339	8.4%	285	7.5%

Interest expense, net	31	0.8%	28	0.7%

Income before income taxes	308	7.6%	257	6.8%
Provision for income taxes	115	2.8%	97	2.6%

Net income	$ 193	4.8%	$ 160	4.2%

Basic net income per share	$ 0.63		$ 0.53
Average number of shares	305		305

Diluted net income per share	$ 0.63		$ 0.52
Average number of shares	308		305

Kohl's Corporation

(In Millions, except per share data)

(Unaudited)

Subject to Reclassification

	Nine Months
	(39 Weeks) Ended
		% to		% to
	October 31,	Net	November 1,	Net
	2009	Sales	2008	Sales

Net sales	$ 11,496		$ 11,153
Cost of merchandise sold	7,068	61.5%	6,920	62.0%

Gross margin	4,428	38.5%	4,233	38.0%

Operating expenses:
Selling, general, and administrative	2,954	25.7%	2,834	25.4%
Depreciation and amortization	435	3.8%	398	3.6%
Preopening expenses	49	0.4%	38	0.4%

Operating income	990	8.6%	963	8.6%

Interest expense, net	93	0.8%	81	0.7%

Income before income taxes	897	7.8%	882	7.9%
Provision for income taxes	337	2.9%	333	3.0%

Net income	$ 560	4.9%	$ 549	4.9%

Basic net income per share	$ 1.84		$ 1.79
Average number of shares	305		306

Diluted net income per share	$ 1.83		$ 1.79
Average number of shares	306		307

Kohl's Corporation

Condensed Consolidated Balance Sheets

(In Millions)

(Unaudited)

Subject to Reclassification

	October 31,	November 1,
	2009	2008

Assets
Current assets:
Cash	$ 232	$ 243
Short-term investments	1,299	36
Merchandise inventories	3,807	3,712
Deferred income taxes	69	76
Other current assets	168	165

Total current assets	5,575	4,232

Property and equipment, net	7,082	6,991
Long-term investments	325	345
Favorable lease rights, net	198	199
Goodwill	9	9
Other assets	121	110

Total assets	$ 13,310	$ 11,886

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$ 2,071	$ 1,644
Accrued liabilities	905	769
Income taxes payable	14	1
Short-term debt	-	302
Current portion of capital leases	17	17

Total current liabilities	3,007	2,733

Long-term debt and capital leases	2,054	2,057
Deferred income taxes	390	314
Other long-term liabilities	464	387
Shareholders' equity	7,395	6,395

Total liabilities and shareholders' equity	$ 13,310	$ 11,886

Kohl's Corporation

Condensed Consolidated Statements of Cash Flows

(In Millions)

(Unaudited)

Subject to Reclassification

	Nine Months
	(39 Weeks) Ended
	October 31,	November 1,
	2009	2008

Operating activities
Net income	$ 560	$ 549
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization,
including debt discount and deferred financing fees	436	399
Share-based compensation	45	39
Excess tax benefits from share-based compensation	3	-
Deferred income taxes	69	71
Other non-cash revenues and expenses	39	18
Changes in operating assets and liabilities:
Merchandise inventories	(1,005)	(854)
Other current and long-term assets	2	(30)
Accounts payable	1,190	811
Accrued and other long-term liabilities	115	(47)
Income taxes	(96)	(128)

Net cash provided by operating activities	1,358	828

Investing activities
Acquisition of property and equipment
and favorable lease rights	(550)	(843)
Net purchases of short-term investments	(790)	(6)
Purchases of long-term investments	-	(53)
Sales of long-term investments	20	93
Other	(1)	6

Net cash used in investing activities	(1,321)	(803)

Financing activities
Net borrowings under credit facilities	-	302
Capital lease payments	(12)	(9)
Treasury stock purchases	(1)	(262)
Excess tax benefits from share-based compensation	(3)	-
Proceeds from stock option exercises	44	6

Net cash provided by financing activities	28	37

Net increase in cash	65	62
Cash at beginning of period	167	181

Cash at end of period	$ 232	$ 243